SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


                         Date of Report: March 19, 2001
                                        ----------------

                    BREAKTHROUGH TECHNOLOGY PARTNERS I, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                0-31451                     23-3048624
(State or other jurisdiction of   (Commission                (I.R.S. Employer
         incorporation)            File Number)           Identification Number)


                              32700 N.E. Lesley Rd.
                                Newberg, OR 97132
           ----------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (503) 538-3710
                            -------------------------
                           (Issuer's telephone number)

                                       N/A
          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 1.           Changes in Control of Registrant

         On March 19, 2001, Daniel M. Smith and Joy E. Livingston, severally, entered into a Stock Purchase Agreement with the Registrant and Dotcom Internet Ventures Ltd ("Dotcom") to acquire from Dotcom five million (5,000,000) shares of common stock ("Shares") of the Registrant, which shares represent 100% of the issued and outstanding common stock of the Registrant. Mr. Smith and Mrs. Livingston will hold in each of their names 2,500,000 shares of common stock. Mr. Smith and Mrs. Livingston do not have any joint ownership or voting agreement with respect to the Shares.

         The consideration paid for the Shares was $25,000.00. which was provided by Mr. Smith from his personal funds.

         The Registrant is not aware, at this time, of any arrangements the operation of which which may at a subsequent date result in a change of control of the Registrant.


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BREAKTHROUGH TECHNOLOGY PARTNERS I, INC.

Date:  March 28, 2001                   By:/s/DANIEL M. SMITH
                                           -------------------------------------
                                           Daniel M. Smith, President